                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                        SERIES A JUNIOR PREFERRED STOCK)
                                       OF
                            PATHOGENESIS CORPORATION
                                       TO
                            PICARD ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                               CHIRON CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 18, 2000, UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates for Shares (as defined below) are not immediately available, (ii) if the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis or (iii) if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission, telegram, telex, mail or nationally recognized overnight courier to the Depositary. See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                        HARRIS TRUST COMPANY OF NEW YORK


                  BY MAIL:                              BY HAND/OVERNIGHT DELIVERY:
             Wall Street Station                              Receive Window
                P.O. Box 1023                                Wall Street Plaza
           New York, NY 10268-1023                      88 Pine Street, 19th Floor
                                                            New York, NY 10005

                           BY FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 701-7636
                        FOR INFORMATION (CALL COLLECT):
                                 (212) 701-7624

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Picard Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Chiron Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in Merger Sub's Offer to Purchase dated August 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.001 per share (the "Common Stock"), of PathoGenesis Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Junior Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of June 26, 1997, as amended (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank (the Common Stock and the Rights together being referred to herein as the "Shares"), pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Signature(s) ___________________________________________________________________
________________________________________________________________________________
Name(s) of Record Holder(s) ____________________________________________________
                              PLEASE PRINT OR TYPE

Number of Shares _______________________________________________________________
Certificate No.(s) (If Available) ______________________________________________
Dated _________________________________, 2000

Address(es) ____________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                                                                        ZIP CODE

Area Code and Tel. No.(s) ______________________________________________________
Taxpayer Identification or Social Security Number ______________________________ Check box if Shares will be tendered by book-entry transfer: / /

Account Number _________________________________________________________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Share tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

________________________________________________________________________________
                                  NAME OF FIRM

________________________________________________________________________________
                                    ADDRESS

________________________________________________________________________________
                                                                        ZIP CODE

Area Code and Tel. No. _________________________________________________________
________________________________________________________________________________
                              AUTHORIZED SIGNATURE

Name ___________________________________________________________________________
                              PLEASE PRINT OR TYPE

Title __________________________________________________________________________
Date _________________________________, 2000

  NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES
              SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.